Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to (i) the references to our firm in this Registration Statement on Form S-1 (including any amendments thereto, related appendices, and financial statements) filed by Memorial Production Partners LP, or the Registration Statement; (ii) the inclusion of our audit, dated November 16, 2012, with respect to estimates of reserves and future net revenues to the combined interests of Memorial Production Partners LP and its subsidiaries, as of September 30, 2012, as an appendix to the prospectus included in the Registration Statement and/or as an exhibit to the Registration Statement; (iii) the inclusion or incorporation by reference into the Registration Statement of our report, dated February 8, 2012, with respect to estimates of reserves and future net revenues to the interests of Memorial Production Partners LP and its subsidiaries, as of December 31, 2011; (iv) the inclusion or incorporation by reference into the Registration Statement of our report, dated November 14, 2012, with respect to estimates of reserves and future net revenues to the interests of Memorial Production Partners LP and its subsidiaries, as of December 31, 2011; (v) the inclusion of our report, dated November 16, 2012, with respect to estimates of reserves and future net revenues to the combined interests of Rise Energy Beta, LLC and Rise Energy Minerals, LLC, as of September 30, 2012, as an appendix to the prospectus included in the Registration Statement and/or as an exhibit to the Registration Statement; (vi) the inclusion of our report, dated March 14, 2012, with respect to estimates of reserves and future net revenues to the combined interests of Rise Energy Beta, LLC and Rise Energy Minerals, LLC, as of December 31, 2011, as an appendix to the prospectus included in the Registration Statement and/or as an exhibit to the Registration Statement; (vii) the inclusion of our report, dated March 3, 2011, with respect to estimates of reserves and future net revenues to the combined interests of Rise Energy Beta, LLC and Rise Energy Minerals, LLC, as of December 31, 2010, as an appendix to the prospectus included in the Registration Statement and/or as an exhibit to the Registration Statement; (viii) the inclusion of our report, dated June 17, 2011, with respect to estimates of reserves and future net revenues to the BlueStone Natural Resources, LLC interest, as of December 31, 2010, as an appendix to the prospectus included in the Registration Statement and/or as an exhibit to the Registration Statement; and (ix) the inclusion of our report, dated June 17, 2011, with respect to our audit of estimates of reserves and future net revenues to the WHT Energy Partners LLC interest, as of December 31, 2010, as an appendix to the prospectus included in the Registration Statement and/or as an exhibit to the Registration Statement. We further consent to the reference to our firm as experts in the Registration Statement, including the prospectus included in the Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

December 5, 2012

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